UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010 (October 22, 2010)

HEALTHSPRING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32739	20-1821898
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Parkway Suite 501 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 291-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 22, 2010, HealthSpring, Inc. (the “Company”) and certain of its subsidiaries entered into an Amendment and Restatement Agreement with certain lenders, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., as administrative agent (the “Amendment and Restatement Agreement”), pursuant to which the Company’s existing Credit Agreement dated February 11, 2010 (the “Existing Credit Agreement”) will be amended and restated as set forth in the form of the Amended and Restated Credit Agreement attached as Exhibit A to the Amendment and Restatement Agreement (as amended and restated, the “Restated Credit Agreement”). Effective upon satisfaction of the conditions precedent set forth in the Amendment and Restatement Agreement and the Restated Credit Agreement, including the closing of the Company’s acquisition of Bravo Health, Inc. (“Bravo”) (previously announced on August 26, 2010 and reported on the Company’s Current Report on Form 8-K on August 31, 2010), the Existing Credit Agreement will be amended and restated in its entirety to provide for, among other things:

•	The continuation of the $175.0 million revolving credit facility provided under the Existing Credit Agreement, including the $25.0 million sublimit for the issuance of standby letters of credit and the $25.0 million sublimit for swingline loans (the “Revolving Credit Facility”)

•	The continuation of the term loan made under the Existing Credit Agreement, $166.3 million of which was outstanding at September 30, 2010, as “Existing Term Loan A”

•	The making of a New Term Loan A in a principal amount of $180.0 million (“New Term Loan A”)

•	The making of a New Term Loan B in a principal amount of $200.0 million (“New Term Loan B”)

The Revolving Credit Facility, Existing Term Loan A, New Term Loan A, and New Term Loan B are sometimes referred to herein as the “Credit Facilities.”

Borrowings under the Restated Credit Agreement will accrue interest on the basis of either a base rate or LIBOR plus, in each case, an applicable margin depending on the Company’s total debt to adjusted EBITDA leverage ratio (initially 450 basis points for LIBOR borrowings under New Term Loan B and 375 basis points for LIBOR borrowings under the other Credit Facilities). With respect to New Term Loan B indebtedness, the Restated Credit Agreement includes a minimum LIBOR of 1.5%. The Company will also pay a commitment fee of 0.500% per annum, which may be reduced to 0.375% per annum if the Company’s total debt to adjusted EBITDA leverage ratio is 0.75 to 1.0 or less, on the daily unused portions of the Revolving Credit Facility. The Revolving Credit Facility will mature, the commitments thereunder will terminate, and all amounts then outstanding thereunder will be payable on February 11, 2014.

Under the Restated Credit Agreement, Existing Term Loan A and New Term Loan A will be payable in quarterly principal installments. Prior to June 30, 2013, each quarterly principal installment payable in respect of each of Existing Term Loan A and New Term Loan A will be in an amount equal to 2.5% of the aggregate initial principal amount of Existing Term Loan A or New Term Loan A, as the case may be, and for principal installments payable on June 30, 2013 and thereafter, that percentage will be increased to 3.75%. The entire outstanding principal balance of each of Existing Term Loan A and New Term Loan A will be due and payable in full at maturity on February 11, 2015.

Under the Restated Credit Agreement, New Term Loan B will be payable in quarterly principal installments, each in an amount equal to 0.25% of the aggregate initial principal amount of New Term Loan B. The entire outstanding principal balance of New Term Loan B will be due and payable in full at maturity on the sixth anniversary of the Restatement Effective Date (as defined in the Amendment and Restatement Agreement, which most likely will be the date of the closing of the Bravo transaction).

The net proceeds from certain asset sales, casualty and condemnation events, and certain incurrences of indebtedness (subject, in the cases of asset sales and casualty and condemnation events, to certain reinvestment rights), and a portion of the net proceeds from equity issuances and, under certain circumstances, the Company’s excess cash flow, are required to be used to make prepayments in respect of loans outstanding under the Credit Facilities.

Loans under the Restated Credit Agreement will be secured by a first priority lien on substantially all assets of the Company and its non-HMO subsidiaries, including a pledge by the Company and its non-HMO subsidiaries of all of the equity interests in each of their domestic subsidiaries (including HMO subsidiaries).

The Restated Credit Agreement also contains conditions precedent to the effectiveness of the Restated Credit Agreement and to extensions of credit thereunder as well as representations, warranties, and covenants, including financial covenants, customary for transactions of this type. Financial covenants include (i) a maximum total debt to adjusted EBITDA ratio of 2.25 to 1.00 (reducing to 2.00 at December 31, 2011 and 1.75 to 1.00 on June 30, 2012), (ii) minimum net worth requirements for each HMO subsidiary calculated by reference to applicable regulatory requirements, and (iii) maximum capital expenditures, in each case as more specifically provided in the Restated Credit Agreement.

The Restated Credit Agreement also contains customary events of default as well as restrictions on undertaking certain specified actions including, among others, asset dispositions, acquisitions and other investments, dividends, changes in control, issuance of capital stock, fundamental corporate changes such as mergers and consolidations, incurrence of additional indebtedness, creation of liens, transactions with affiliates, and certain subsidiary regulatory restrictions. Under the Restated Credit Agreement, the Company will be permitted to repurchase $100.0 million of the Company’s common stock in any calendar year (which annual amount increases as the Company’s leverage ratio improves). If an event of default occurs that is not otherwise waived or cured, the lenders may terminate their obligations to make loans and other extensions of credit under the Restated Credit Agreement and the obligations of the issuing banks to issue letters of credit and may declare the loans outstanding under the Restated Credit Agreement to be due and payable.

The foregoing summary of the Restated Credit Agreement is not complete and is qualified in its entirety by reference to the text of the Restated Credit Agreement, a copy of which is attached as Exhibit A to the Amendment and Restatement Agreement that is attached as Exhibit 10.1 to this report and incorporated herein by reference.

The arrangers, certain of the agents, certain of the lenders, and their affiliates have performed, and from time to time may perform, normal banking, investment banking, underwriting, and advisory services for the Company and its affiliates for which they receive customary fees and expenses.

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2010, the Company issued a press release announcing its results of operations and financial condition for and as of the quarter and nine months ended September 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

The attached press release includes a presentation of certain financial measures not computed in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes that the non-GAAP measures used in the release, when presented in conjunction with comparable GAAP measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in the release. A reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measure has also been provided in the release.

The information furnished pursuant to this Item 2.02 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act of 1933, as amended, or otherwise subject to the liabilities of those sections.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment and Restatement Agreement, dated as of October 22, 2010, by and among HealthSpring, Inc., as borrower, certain subsidiaries of HealthSpring, Inc., as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., as administrative agent, including the Restated Credit Agreement attached as Exhibit A thereto.
99.1	Press Release issued by HealthSpring, Inc. dated October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President

Date: October 28, 2010

EXHIBIT INDEX

No.	Exhibit
10.1	Amendment and Restatement Agreement, dated as of October 22, 2010, by and among HealthSpring, Inc., as borrower, certain subsidiaries of HealthSpring, Inc., as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., as administrative agent, including the Restated Credit Agreement attached as Exhibit A thereto.
99.1	Press Release issued by HealthSpring, Inc. dated October 28, 2010.